UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  10/09/2009

DARA BIOSCIENCES, INC.
(Exact name of registrant as specified in its charter)

Commission File Number:  0-19140

Delaware	04-3216862
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

8601 Six Forks Road, Suite 160
Raleigh, North Carolina 27615
(Address of principal executive offices, including zip code)

(919) 872-5578
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On October 9, 2009, DARA BioSciences, Inc. (the "Company") entered into an Addendum and First Amendment to Material Transfer Agreement (the "Amendment") with America Stem Cell, Inc. ("ASC") pursuant to which the Material Transfer Agreement between the Company and ASC dated March 24, 2008 (the "Agreement") was amended.   Under the Agreement, the Company is providing ASC with dipeptidylpeptidase (DPPIV) inhibitors from its proprietary library which ASC is using to further its research and development program related to hematopoietic stem cell (HSC) transplants (the "Program").

Under the Agreement as amended by the Amendment, ASC is required to pay the Company a total of $250,000, in four equal installments over approximately three years, contingent upon ASC's receipt of at least $3 million in grant funding for the Program.

Copies of the Agreement and the Amendment are attached hereto as Exhibits 10.1 and 10.2 and are incorporated herein by reference. The foregoing summaries of the Agreement and the Amendment do not purport to be complete and are qualified in their entirety by reference to copies of such documents attached as exhibits to this report.

Item 9.01.    Financial Statements and Exhibits

(d) Exhibits

The exhibits required to be filed as a part of this report are listed in the Exhibit Index attached hereto and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DARA BioSciences, Inc.

Date: October 12, 2009	By:	/s/ Richard A. Franco, Sr.
Richard A. Franco, Sr., R.Ph.
President

EXHIBIT INDEX

Exhibit No.	Description
EX-10.1	Material Transfer Agreement dated March 24, 2008 between DARA BioSciences, Inc. and America Stem Cell, Inc.
EX-10.2	Addendum and First Amendment to Material Transfer Agreement dated October 9, 2009 between DARA BioSciences, Inc. and America Stem Cell, Inc.